UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas,
39th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2025, Safehold GL Holdings LLC (the “Borrower”) and Safehold Inc. (the “Company”) entered into a Second Amendment to the RCF Credit Agreement (as defined below) with JPMorgan Chase Bank, N.A., as administrative agent, and the various lenders and financial institutions party thereto (the “Second Amendment”).

The Second Amendment, among other things, amends the Credit Agreement entered into by the Borrower and the Company on April 12, 2024 with JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto (as previously amended, the “RCF Credit Agreement”) to conform the financial covenants to be the same as the financial covenants in the Borrower’s previously announced unsecured term loan A facility entered into on November 25, 2025 among the Borrower, the Company, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto. Under the RCF Credit Agreement as amended by the Second Amendment (the “Amended RCF Credit Agreement”), the Company is required to comply with the following financial covenants:

•	Ratio of Consolidated EBITDA (as defined in the Amended RCF Credit Agreement) to annualized fixed charges not less than 1.15:1.00;

•	Ratio of total unencumbered assets to total unsecured debt not less than 1.25:1.00; and

•	Ratio of Secured Debt (as defined in the Amended RCF Credit Agreement) of the Borrower and its restricted subsidiaries (net of unrestricted cash and cash equivalents to the extent there is an equivalent amount of Secured Debt that matures within twenty-four months of such date of determination) to total asset value not to exceed 50%.

The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Second Amendment to Credit Agreement, dated as of December 5, 2025, among Safehold Inc., as guarantor, Safehold GL Holdings LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto as lenders, agents, arrangers and bookrunners.

Exhibit 104	Cover Page Interactive File (the cover page tags are embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Safehold Inc.

By:	/s/ Brett Asnas
	Name:	Brett Asnas
	Title:	Chief Financial Officer

Date:	December 5, 2025